OPTION AGREEMENT
                         (ILX/TEXAS CAPITAL SECURITIES)

         This OPTION AGREEMENT is made effective as of January 7, 1997, by and between Texas Capital Securities, a Texas corporation ("Optionee") and ILX Incorporated, an Arizona corporation (the "Company").

R E C I T A L S:

         Pursuant and subject to that certain letter agreement between the parties dated as of January 7, 1997 (the "Consulting Agreement"), as modified herein, the Company desires to grant to Optionee, and Optionee desires to receive, an option to purchase shares of common stock (the "Common Stock") of ILX Incorporated, an Arizona corporation ("ILX"), according to the terms and conditions set forth in this Agreement.

A G R E E M E N T:

                  NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1. Grant of Option. The Company hereby grants to Optionee an option (the "Option") to purchase up to Five Hundred Thousand (500,000) shares of ILX's restricted Common Stock (the "Option Shares") as follows:

         A. Up to Two Hundred Fifty Thousand (250,000) of the Option Shares are exercisable on or before June 30, 1997, at $1.25 per share;

         B. If all the shares described in sub-paragraph 1.A. above are timely exercised, up to an additional One Hundred Twenty Five Thousand (125,000) of the Option Shares are exercisable on or before September 30, 1997, at $1.75 per share; and

         c. If all the shares described in sub-paragraph 1.B. above are timely exercised, up to an additional One Hundred Twenty Five Thousand (125,000) of the Option Shares are exercisable on or before December 15, 1997, at $2.00 per share.

         2. Term. The term of this Option (the "Option Term") shall commence upon the date hereof and shall terminate as described in paragraph 1. hereof; provided, however, that if Consultant has timely exercised as to all the shares described in sub-paragraphs 1.A. and 1.B. above and Company exercises its option to extend the term of the Consulting Agreement on a month-to-month basis, then the Option Term as to the shares described under sub-paragraph 1.C. above shall be extended for the same period of time.
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         3. Exercises.  The Option may be exercised in whole or part. The Option shall be exercised by delivering to the Company written notice of Consultant's election to so exercise, and specifying the number of shares to be purchased (the "Notice"). Any Notice that is given by Consultant to the Company during the Option Term shall be valid notwithstanding that the delivery of the Option shares purchased may take place after the expiration of the Option Term.

         4. Closing. The closing of any purchase of shares pursuant to an exercise of the Option shall take place at the office of the Company as soon as practicable following delivery of the Notice, or at such other time and place as may be designated by the parties. At the closing, Consultant shall deliver to the Company a cashiers' check or wire transfer funds in the amount of the purchase price, together with any other documents that the Company may require to effect the transfer of the purchased shares from the Company to Consultant. The Company shall execute and deliver documents appropriate to transfer the purchased shares to Consultant.

         5. Anti-dilution. The number and character of the shares to be purchased upon the exercise of the Option herein shall be subject to adjustment as provided in this paragraph. If, after the date hereof, the number of outstanding shares of common stock of the Company is increased by a stock dividend payable in shares of common stock, or by a subdivision or split-up of shares of common stock, or the number of outstanding shares of common stock is decreased by a combination or reclassification of shares of common stock, or the Company shall pay or make a dividend or other distribution with respect to common stock (other than in cash or shares of common stock), or in case of any capital reorganization or of any reclassification of the common stock or any change in the outstanding common stock as a result of the consolidation or merger of the Company with or into any other corporation, or the sale of the properties and assets of the Company to any other corporation, or any other transaction, similar or dissimilar to the foregoing, then this Option shall after the effective date of such stock dividend, subdivision, split-up, combination, reclassification dividend, other distribution, capital reorganization, merger, sale or other transaction entitle Consultant to purchase the kind and number of shares of stock or other securities or property to which Consultant would have been entitled if it had held the shares purchasable upon the exercise of this Option immediately prior to such transaction. Nothing herein shall in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
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         6. Securities Laws.

         A. Access to Information

                  Consultant represents and warrants that it has been provided with access to all information relating to the Company concerning its condition, financial and otherwise, its management, its business and its prospects that Consultant has deemed material. The Company represents that it has provided Consultant with a copy of the Company's most recent Form 10-K and any subsequent filing required or filed under the rules and regulations promulgated under the Securities Act of 1933 as amended (the "Act") or the Securities Exchange Act of 1934 as amended (the "Exchange Act"), if any, (the "Disclosure Documents"). Consultant acknowledges that it is aware that because of the Company's financial position and other factors, the acquisition of the shares to be paid to Consultant as compensation hereunder involves a high degree of risk, including the risk that Consultant may lose its entire investment in such shares. Consultant further represents that it and its advisors have been afforded the opportunity to discuss the Company with the Company's management. The Company represents that it has and will continue to provide Consultant with any information or documentation requested by Consultant to verify the accuracy of the information contained in the Disclosure Documents and will promptly upon Consultant's request provide Consultant with a copy of any registration statement or other periodic reporting documents filed pursuant to the rules and regulations of the Act or the Exchange Act. Consultant has retained its own legal and business counsel to the extent Consultant deems necessary, and is not relying on the Company to explain the Disclosure Documents.

         B. Registration of Securities

                  Consultant understands and acknowledges that any shares acquired hereunder are being acquired by Consultant for its own account and not on behalf of any other person, and are being acquired for investment purposes and not for distribution. Consultant represents that an investment in such shares is a suitable investment for Consultant, taking into consideration the restrictions on transferability affecting the shares.

                  Within thirty (30) days following the execution hereof, the Company agrees to file an amendment to the Registration Statement on Form S-3 that became effective on or about May 17, 1996 to register the Option Shares (the "Amendment"). The Company shall not be in violation
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
                  of the foregoing covenant by reason of any delay in the effectiveness of the Amendment or a requirement by the Securities and Exchange Commission that an amendment or amendments to the Amendment be filed prior to, as a condition of, or following the effective date of the Amendment. The Company agrees to cause the Amendment to remain effective for a period of not less than twelve (12) months from the initial effective date thereof.

                  In addition, the Company will use its best efforts to provide a list of states in which the Company has complied with applicable securities laws and undertakes to comply with the such states securities laws and regulations. The Company undertakes to make available for review and comment by Consultant, on a timely basis and prior to submission with any regulatory agency, copies of the Amendment. Consultant agrees that it will not transfer or sell any of the shares acquired hereunder without registration under the Act and any applicable state securities laws unless exemptions from such registration requirements are available.

                  In connection with the public registration of any shares acquired hereunder and held by Consultant, Consultant shall provide to the Company, in a timely fashion, any and all information required by state and federal securities laws to be included in the registration statement or any amendment or any related documents, including any information requested by the Company. Furthermore, Consultant shall review any and all materials transmitted to Consultant by the Company concerning the registration of Consultant's shares and Consultant immediately shall advise the Company in writing of any misstatement or omission, in such materials.

         C. Restrictions on Transfer

                  Consultant is aware that the Option Shares have not been registered under the Act and thus cannot be resold until they are registered under the Act or unless an exemption from registration is available, and is aware of the restrictions imposed on further distribution of the such shares including the limitations and applicability of Securities and Exchange Commission Rule 144 and including the restrictive legend to be placed thereon and stop transfer orders to which it will be subject. Consultant is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act, as amended.

                  Consultant shall not transfer any shares acquired hereunder unless and until it has first given written
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                  notice to the Company describing briefly the manner and nature of the transfer and until:

                  (i) A federal registration statement (or amendment thereto) filed by the Company with respect to such shares is declared effective; or

                  (ii) The Company and Consultant shall have complied with SEC Rule 144; or

                  (iii) Consultant presents the Company with a "no-action" letter, satisfactory to the Company, from the SEC with respect to the proposed transfer; or

                  (iv) The Company has received opinions from Consultant's counsel, in form and substance satisfactory to the Company that such transfer can be made without compliance with the registration provisions of the Act or other securities laws, and has received such certifications and agreements from Consultant and any prospective transferee as the Company deems appropriate under the circumstances.

                  Consultant further acknowledges that the Option Shares (the "Shares") have not been registered under any state securities laws or regulations and that they may not be transferred unless Consultant complies with applicable exemptions from any applicable state securities laws and regulations and the Company receives evidence satisfactory to it that such compliance has occurred before each and any transfer by Consultant of the Shares takes place. Consultant represents and warrants that it only shall cause or allow the transfer of any or all of the Shares upon complying with the restrictions and conditions set forth in the preceding sentence.

                  Consultant also acknowledges that any certificate representing Shares (the "Certificate") would otherwise contain a "blue sky" legend setting forth such restrictions and the conditions under which Consultant may transfer the Shares (the "Stock Legend"). However, Consultant desires that the Company cause the issuance of the Shares without a Stock Legend on the Certificate to expedite any legal transfer of the Shares from the Consultant if and when the Consultant may do so upon compliance with the restrictions and conditions that would have been set forth in the Stock Legend. The Company hereby agrees to cause the issuance of the Shares without the Stock Legend on the Certificate only upon the terms and conditions set forth above.
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         7. Indemnification.

         A. The Company agrees to indemnify and hold harmless Consultant and its agents and employees against any losses, claims, damages or liabilities, joint or several, to which Consultant or any such other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, the Amendment, any preliminary prospectus, the prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to make the statements contained therein not misleading, and will reimburse the Consultant or any such other person for any legal or other expenses reasonably incurred by Consultant or any such other person in connection with investigating or defending any such loss, claim, damage, liability, or action, suit or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based, in whole or in part, upon an untrue statement, or omission or alleged omission from the Registration Statement, the Amendment, any preliminary prospectus, the prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by the Consultant. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         B. Consultant will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement or the Amendment, and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any such other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions, suits, or proceedings in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, the Amendment, any preliminary prospectus, the prospectus, or any amendment or supplement thereto, or arise out of or are based on the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such untrue statement or omission is made or omitted in whole or in part in reliance upon and in conformity with information furnished to the Company by Consultant. Consultant will reimburse any legal or
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
                  other expenses reasonably incurred by the Company or any such other person in connection with investigating or defending any such loss, claim, damage, liability, or action, suit or proceeding. This indemnity agreement will be in addition to any liability which the Consultant may otherwise have.

         C. Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Agreement, notify the indemnifying party of the commencement thereof. In case any such action, suit or proceeding is brought against any indemnified party, and it notified an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         8. Attorneys' Fees. In any action or proceeding to enforce this Option or any rights hereunder, the prevailing party shall be entitled to its court costs and reasonable attorneys' fees in such action or proceeding.

         9. Notices. Any and all notices, offers, acceptances or other communications provided for herein shall be in writing and shall be deemed to have been sufficiently given when addressed to the party at its address set forth below, and either hand delivered or deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested.

         10. Governing Law. This Option shall be construed in accordance with and governed by the laws of the State of Arizona.

         11. Assignment. The Option may not be assigned by either party hereto without the written consent of the other but shall be binding upon the successors of the parties.

         12. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only by a written instrument signed by both parties.
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         13.  Miscellaneous.  If any provision of this  Agreement or application thereof to any person or circumstance shall be deemed or held to be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement shall not be affected and the application of such affected provision shall be enforced to the greatest extent possible under law. A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right. The provisions of this Agreement shall be binding upon the parties, their successors and assigns.

         14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         15. Further Documents. Each party hereby agrees to take such further actions and execute such further documents as may be reasonably required and necessary to effectuate the provisions hereof.

         IN WITNESS WHEREOF, the parties have entered into this Option Agreement as of the day and year first above written.

TEXAS CAPITAL SECURITIES

         By: /s/ Mike McGinnis
             --------------------------
         Name: Mike McGinnis
               ------------------------
         Title: Chief Operating Officer
                -----------------------

         Address:
         5085 Westheimer #4520
         Houston, TX 77056

ILX INCORPORATED

         By: /s/Joseph P Martori
             --------------------------
         Name: Joseph P Martori
               ------------------------
         Title: Chairman

         Address:
         2111 East Highland Suite 210
         Phoenix, AZ 85016
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